UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2014

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement

On September 30, 2014, Equity Commonwealth (the “Company”) entered into a Termination and Cooperation Agreement (the “Termination and Cooperation Agreement”) with Reit Management & Research LLC (“RMR”) and RMR Australia Asset Management Pty Limited (“RMR Australia” and together with RMR, the “Manager”).

Under the terms of the Termination and Cooperation Agreement, the existing business and property management agreements with Manager will terminate effective September 30, 2014, except as provided below.

The Company’s existing Australian management agreement with RMR Australia will remain in effect until December 31, 2015, unless earlier terminated.

Pursuant to the Termination and Cooperation Agreement, until February 28, 2015, Manager has agreed to use best efforts to assist the Company in the transition of the Company’s management and operations. The Company has agreed to pay Manager $1.2 million per month for transition services from October 1, 2014 to February 28, 2015.

After February 28, 2015, Manager has agreed to continue to deliver to the Company information and materials relating to the Company at the Company’s reasonable request. Manager has also agreed to provide continuing or additional transition and cooperation services to the Company on terms and conditions as the Company may reasonably request and the Company has agreed to reimburse Manager for out-of-pocket costs and expenses incurred in connection with performing such services after February 28, 2015.

The payment of the transition fee also covers continued management and other services for the Australian assets through February 28, 2015. If the Company requires services beyond February 28, 2015, the Company has agreed to pay Manager $60,000 per month until the Australian management agreement is terminated. Additionally, the Company will reimburse RMR Australia for any third-party, out-of-pocket costs and expenses incurred by RMR Australia to the extent approved in advance by the Company.

Manager has agreed to be responsible for any severance payments to its employees and the Company has agreed to pay accrued vacation benefits for any of Manager’s employees that are terminated as a result of the transition. During the transition period Manager is permitted to compete with the Company for real estate acquisitions. Manager has agreed not to solicit the Company’s existing or prospective tenants.

The Company remains obligated to pay Manager the $15.3 million pro-rata portion of the current year’s incentive fee under the existing business management agreement for the period from January 1, 2014 to September 30, 2014, of which $13.2 million has been accrued through June 30, 2014. This incentive fee relates to the business management agreement entered into prior to the election of the Company’s new Board of Trustees on May 23, 2014. There is no future obligation to pay an incentive fee to RMR.

The foregoing description of the Termination and Cooperation Agreement is not intended to be complete and is subject to and qualified in its entirety by reference to the Termination and Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Termination and Cooperation Agreement, dated September 30, 2014, by and among Equity Commonwealth, Reit Management & Research LLC and RMR Australia Asset Management Pty Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH

	By:	/s/ Orrin Shifrin
	Name:	Orrin Shifrin
	Title:	General Counsel and Secretary

Date: October 1, 2014